Exhibit 99.1

Jack in the Box Inc. to Webcast First Quarter Fiscal 2019 Earnings Conference Call on February 21

SAN DIEGO--(BUSINESS WIRE)--February 13, 2019--Jack in the Box Inc. (NASDAQ: JACK) will report first quarter fiscal 2019 financial results after market close on Wednesday, February 20, 2019, and the company will host a conference call to review the results on Thursday, February 21, 2019, beginning at 8:30 a.m. PT. The call will be webcast live over the Internet.

To access the live call through the Internet, log onto the Jack in the Box Inc. investors page at http://investors.jackinthebox.com at least 15 minutes prior to the call, in order to download and install any necessary audio software. A playback of the call will be available through the conference-call link on the Jack in the Box Inc. investors page beginning at approximately 11:30 a.m. PT on February 21, 2019.

About Jack in the Box Inc.

Jack in the Box Inc. (NASDAQ: JACK), based in San Diego, is a restaurant company that operates and franchises Jack in the Box® restaurants, one of the nation’s largest hamburger chains, with more than 2,200 restaurants in 21 states and Guam. For more information on Jack in the Box, including franchising opportunities, visit www.jackinthebox.com.

CONTACT:
Investor Contact:
Carol DiRaimo, (858) 571-2407

Media Contact:
Brian Luscomb, (858) 571-2291